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                                                                     EXHIBIT 5.2

                                   EXHIBIT 5.2
                          TO THE REGISTRATION STATEMENT

                                 APRIL 17, 2001

Toyota Auto Finance Receivables LLC
Toyota Motor Credit Receivables Corporation
Toyota Motor Credit Corporation
Toyota Auto Receivables Trusts
19001 South Western Avenue
Torrance, California 90509

           Re:    Toyota Auto Finance Receivables LLC
                  Toyota Motor Credit Receivables Corporation
                  Toyota Motor Credit Corporation
                  Toyota Auto Receivables Trusts
                  Registration Statement on Form S-3
                  Amendment No. 1 to Registration Nos. 333-58164,
                  333-58164-01 and 333-58164-02 and
                  Post-Effective Amendment No. 1 to Registration Nos. 333-41568 and 333-41568-01

Ladies and Gentlemen:

         We have acted as special counsel to Toyota Auto Finance Receivables LLC ("TAFR LLC"), a Delaware limited liability company, Toyota Motor Credit Receivables Corporation ("TMCRC"), a California corporation, both of which are a wholly owned limited purpose subsidiaries of Toyota Motor Credit Corporation ("TMCC"), a California corporation, and certain trusts, all of the beneficial ownership of which will initially be owned by TAFR LLC and TMCRC (together with TAFR LLC and TMCRC, each an "Issuer"), in connection with the proposed issuance of $2,500,000,000 aggregate principal amount of certificates (the "Certificates") to be offered pursuant to the above-referenced registration statements on Form S-3 (such registration statements as amended, the "Registration Statements") relating to the Certificates. The Registration Statements have been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Certificates will be issued under and pursuant to a pooling and servicing agreement or sale and servicing agreement for each series, each between the applicable Issuer, the administrator (as defined therein, the "Administrator") and the trustee (as defined therein, the "Trustee"). The pooling and servicing agreement in the form filed with the Securities and Exchange Commission on July 17, 2000 as an exhibit to the Registration Statement for Registration Nos. 333-41568 and 333-41568-01 and on April 2,

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2001 as an exhibit to the Registration Statement for Registration Nos.
333-58164, 333-58164-01 and 333-58164-02, is herein referred to as the "Pooling and Servicing Agreement". The sale and servicing agreement in the form filed with the Securities and Exchange Commission on July 17, 2000 as an exhibit to the Registration Statement for Registration Nos. 333-41568 and 333-41568-01 and on April 2, 2001 as an exhibit to the Registration Statement for Registration Nos. 333-58164, 333-58164-01 and 333-58164-02, is herein referred to as the
"Sale and Servicing Agreement".

         We have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of the Issuers', the form of Pooling and Servicing Agreement included as an exhibit to the Registration Statements, the form of Sale and Servicing Agreement included as an exhibit to the Registration Statements, the form of Certificates included in the Registration Statement, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that each of the Pooling and Servicing Agreement and the Sale and Servicing Agreement, as applicable, as completed for each series will be duly executed and delivered by each of the respective parties thereto; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement and the Sale and Servicing Agreement, as applicable; and the Certificates for each series will be sold as described in the Registration Statements.

         Based upon the foregoing, we are of the opinion that:

         The Certificates are in due and proper form and, assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement and Sale and Servicing Agreement, as applicable by the applicable Issuer, Administrator and the Trustee, and the due authorization of the Certificates for each series by all necessary action on the part of the applicable Issuer, when the Certificates for each series have been validly executed, authenticated and issued in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable and delivered against payment therefor, the Certificates for each series will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits of the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of Delaware and the State of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

         We consent to the filing of this letter as an exhibit to the Registration Statements and to the reference to this firm under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplements that form a part thereof, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statements, including this exhibit.

                                                Respectfully submitted,
                                                /s/ O'Melveny & Myers LLP
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